Date: February 7, 2012	Media Contact:
Michael Kinney
732-938-1031
mkinney@njresources.com
Investor Contact:
Dennis Puma
732-938-1229
dpuma@njresources.com

NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2012

FIRST-QUARTER EARNINGS; ISSUES FISCAL 2012 EARNINGS GUIDANCE

WALL, NJ – New Jersey Resources (NYSE: NJR) today reported improved net financial earnings for the first quarter of fiscal 2012 and announced initial earnings guidance for fiscal 2012.

A reconciliation of net income to net financial earnings for the first quarter of fiscal years 2012 and 2011 is provided below.

	Three Months Ended
	December 31,
(Thousands)	2011	2010
Net income	$57,357	$24,509
Add:
Unrealized (gain) loss on derivative instruments and related transactions, net of taxes	(17,372)	34,404

Effects of economic hedging related to natural gas inventory, net of taxes	5,323	(29,783)

Net financial earnings	$45,308	$29,130

Weighted Average Shares Outstanding
Basic	41,434	41,280
Diluted	41,651	41,510

Basic earnings per share	$1.38	$0.59

Basic net financial earnings per share	$1.09	$0.71

Net financial earnings is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments. For further discussion of this financial measure, as well as reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2012 FIRST-QUARTER EARNINGS; ISSUES FISCAL 2012 EARNINGS GUIDANCE

•	NJR Net Financial Earnings Per Share Increase 54 Percent

First-quarter net financial earnings at NJR were $45.3 million, or $1.09 per share, compared with $29.1 million, or $.71 per share, during the same period last year. This increase is due primarily to projects placed into service at NJR Clean Energy Ventures, the company’s renewable energy subsidiary, continued growth at New Jersey Natural Gas and improved results at NJR Energy Services.

“We are off to a strong start in fiscal 2012,” said Laurence M. Downes, chairman and CEO of NJR. “Our renewable energy strategy is taking hold and the results can be seen in strong earnings at NJR Clean Energy Ventures. Increased gross margin at our regulated business, New Jersey Natural Gas, also contributed to this quarter’s performance. We remain committed to delivering consistent returns to our shareowners.

“On behalf of our board of directors, I would like to thank all our employees for their passion and commitment, which have always been a key driver of our performance. And, with a new collective bargaining agreement set in place this quarter, I believe we have a solid foundation for future growth, as we continue to meet our customers’ expectations for safety, reliability and service.”

•	Fiscal 2012 Guidance Announced

Subject to the risks and uncertainties identified below under “Forward-Looking Statements,” NJR announced fiscal 2012 net financial earnings guidance in a range of $2.60 to $2.80 per basic share. As in the past, NJR expects New Jersey Natural Gas to be the major contributor to fiscal 2012 net financial earnings. The following chart represents the expected contributions from NJR’s subsidiaries:

Company	Expected Fiscal 2012 Net Financial Earnings Contribution
	Percent	Amount per Share
New Jersey Natural Gas	60 to 70 percent	$1.62 - $1.89
NJR Clean Energy Ventures	15 to 25 percent	$.41 - $.68
NJR Energy Services	5 to 15 percent	$.14 - $.41
NJR Energy Holdings	3 to 10 percent	$.08 - $.27
NJR Home Services	1 to 5 percent	$.03 - $.14

•	Earnings Remain Strong at New Jersey Natural Gas

Net income at New Jersey Natural Gas (NJNG), the company’s regulated utility subsidiary, increased 6.6 percent during the first quarter of fiscal 2012 to $26 million, compared with $24.4 million during the same period last year. Steady customer growth, accelerated infrastructure investments and gross margin from incentive programs were the primary drivers.

NJNG added 2,001 new customers in the first quarter of fiscal 2012, compared with 1,640 in the same period last year. New customer conversions totaled 1,314, up from 833 in the same period last year. Additionally, 104 existing non-heat customers converted to natural gas heat, compared with 92 in the first quarter of fiscal 2011. NJNG expects these new customers and conversions to contribute approximately $1.1 million annually to utility gross margin. For more information on utility gross margin, please see Non-GAAP Financial Information below.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2012 FIRST-QUARTER EARNINGS; ISSUES FISCAL 2012 EARNINGS GUIDANCE

“With heating oil prices in the Northeast that are more than double the projected cost of natural gas on a relative basis, the conversion market at New Jersey Natural Gas is poised for continued growth,” said Downes. “In the first quarter of fiscal 2012, oil heat customers accounted for 64 percent of conversions.

“Additionally,” continued Downes, “electric prices in New Jersey remain among the highest in the country. The favorable price advantage of clean natural gas, coupled with energy-efficiency incentives, will help sustain continued steady customer growth and go a long way toward supporting the state’s goals to reduce both greenhouse gas emissions and energy costs for its residents.”

NJNG expects to add, in total, approximately 12,000 to 14,000 new customers during fiscal 2012 and 2013, which would represent a growth rate of 1.3 percent.

•	New Jersey Natural Gas Supply Incentive Program Update

During the first three months of fiscal 2012, NJNG’s gross margin-sharing incentive programs, which include off-system sales, capacity release, storage optimization and financial risk management programs, generated utility gross margin of $2.8 million, compared with $2.7 million for the same period last year. NJNG shares the gross margin earned from these incentive programs with customers and shareowners according to a gross margin-sharing formula authorized by the New Jersey Board of Public Utilities (BPU) and in place through October 31, 2015. Since inception in 1992, these incentive programs have saved customers over $556 million.

•	Accelerated Infrastructure Program Ensures Reliability, Bolsters State Economy

The second phase of NJNG’s Accelerated Infrastructure Program (AIP II), designed to expedite previously planned capital expenditures, continues to help ensure the safety and integrity of the company’s distribution system. All nine AIP II projects are in the design or construction phase including the largest project, an $18 million investment in Monmouth County, which began in November 2011. NJNG expects all projects under AIP II to be completed by October 2012. NJNG’s $60.2 million investment in the nine AIP II projects is authorized by the BPU to earn an overall return of 7.12 percent, which includes a 10.3 percent return on equity.

AIP projects also help grow the state’s economy through job creation. According to a study by the Rutgers’ Bloustein School of Planning and Public Policy on the “Economic Impacts of Energy Infrastructure Investments,” commissioned by NJNG, 7.8 jobs are created for every $1 million the company spends on AIP projects.

•	The SAVEGREEN Project® Extended

On January 18, 2012, the BPU extended NJNG’s highly successful SAVEGREEN Project through December 31, 2012, approving an additional $19.4 million in incentives and rebates for customers who make energy-efficiency home improvements. No immediate rate change will result from this approval and the company will earn an overall return of 7.10 percent, which includes a 10.3 percent return on equity, on $18.4 million of the incentives and rebates. Additionally, NJNG will recover $1 million of incentives related to customer conversions over a five-year period.

In the first quarter of 2012, SAVEGREEN performed 1,651 home energy audits and paid $2.3 million in rebates and incentives to customers. Over 1,000 additional audits are scheduled through February 2012. The energy-efficiency rebates, incentives and repayment options offered through The SAVEGREEN Project help

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2012 FIRST-QUARTER EARNINGS; ISSUES FISCAL 2012 EARNINGS GUIDANCE

customers make the switch to clean, energy-efficient natural gas, advancing the state’s environmental goals and its mandate to reduce energy costs for residents. Additionally, since its inception in 2009, over 1,000 contractors have participated in The SAVEGREEN Project. These local contractors have reaped the benefits of a capital investment of more than $88 million to date.

•	NJR Clean Energy Ventures Places Four Commercial Solar Projects into Service; Expands Residential Solar Program

Entering its second year of operations, net income for the first quarter of fiscal 2012 at NJR Clean Energy Ventures (NJRCEV), NJR’s renewable energy subsidiary, was $10.1 million compared with $54,000, in the same period last year. NJRCEV completed several projects in the first quarter of fiscal 2012, including the 3.6 megawatt project at the Village of Manalapan, the remaining 25 percent of a 4.7 megawatt system in Vineland, New Jersey and the 1.3 megawatt system across two rooftops in Edison, New Jersey.

NJRCEV also placed into service a 14.1 megawatt solar system built on McGraw-Hill’s East Windsor, New Jersey campus. This $59.5 million project, originally scheduled for completion in March of 2012, is NJRCEV’s largest single investment to date.

These solar installations are the latest commercial projects completed by NJRCEV. The company has invested approximately $123 million in rooftop and ground-mounted solar systems with a total capacity of 27.6 megawatts in Monmouth, Mercer, Middlesex and Cumberland counties in New Jersey.

“New Jersey recognizes the benefits of renewable energy and so does NJR,” said Downes. “It’s consistent with our core energy strategy, our commitment to the environment and our mission to reduce energy usage and lower prices for our customers. Both residential and commercial customers will benefit from the projects and programs NJR Clean Energy Ventures has put into place and our shareowners are benefiting from these investments as well.”

In the first quarter of fiscal 2012, The Sunlight AdvantageTM, NJRCEV’s residential solar lease program, added 140 customers bringing the total number of customers to 489 since inception. The Sunlight Advantage provides simple, solar savings to eligible homeowners through a roof-mounted solar system with no upfront installation or maintenance costs. NJRCEV expects to invest approximately $14.2 million in residential solar systems in fiscal 2012.

NJR’s effective tax rate is significantly impacted by the amount of investment tax credits (ITCs) earned during the fiscal year. GAAP requires NJR to estimate its annual effective tax rate and use this rate to calculate its year-to-date tax expense/benefit. Based on the commercial projects completed in the first quarter and NJRCEV’s forecast for residential projects for the balance of the fiscal year, NJR used an effective tax rate of 21.9 percent in the first quarter of fiscal 2012. Accordingly, $11.3 million related to ITCs was recognized in the first fiscal quarter.

The estimate is based on information and assumptions that are subject to change, and may have a material impact on quarterly and annual net financial earnings. Factors considered by management in estimating completion of projects during the fiscal year include, but are not limited to, board of directors’ approval, execution of various contracts, including power purchase agreements, construction logistics, permitting and interconnection completion. See the “Forward-Looking Statements” section of this news release for further information regarding the inherent risks associated with solar investments.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2012 FIRST-QUARTER EARNINGS; ISSUES FISCAL 2012 EARNINGS GUIDANCE

•	NJR Energy Services Reports First Quarter Results

Net financial earnings at NJR Energy Services (NJRES), the wholesale energy services subsidiary of NJR, were $7.6 million during the first quarter of fiscal 2012, compared with $3.2 million in the same period last year. The increase was due primarily to higher revenue from fee-based elements of transactions executed with producers in the Marcellus Shale region, and an improvement in transportation arbitrage opportunities, as compared with the prior year. However, as indicated in NJRES’ earnings guidance above, relatively low natural gas prices and reduced volatility in the wholesale markets are expected to negatively impact comparable results over the balance of the fiscal year.

NJRES develops and manages a diverse portfolio of over 36.5 Bcf of firm storage capacity and 1.1 Bcf/day of firm transportation. With the value of capacity and storage affected by abundant supply and historically low prices, NJRES continues to focus on providing producer services in the Marcellus Shale and other natural gas producing regions. By using its extensive transportation and storage assets, and expanding expertise in the natural gas liquids arena, NJRES offers producers the opportunity to increase the value of their product while enhancing its profitability.

•	NJR Energy Holdings Update

NJR Energy Holdings, which owns the company’s natural gas storage and transportation pipeline investments, including NJR’s 50 percent equity ownership in Steckman Ridge and its 5.53 percent equity investment in the Iroquois Pipeline, reported net income in the first quarter of fiscal 2012 of $1.8 million, compared with $1.7 million in the same period last year.

Steckman Ridge, a 12 Bcf working natural gas storage facility in southwestern Pennsylvania with Spectra Energy, generated $1.1 million in earnings for the first quarter of fiscal 2012, slightly higher than the first quarter of fiscal 2011. NJR’s equity investment in the Iroquois Pipeline, which brings natural gas from eastern Canada to the metropolitan region, contributed $715,000 to first-quarter 2012 earnings, compared with $662,000 in the same period last year.

•	NJR Home Services Reports Growth; Generator Sales, Solar Business and Service Plans Increase

Earnings at NJR’s Retail and Other operation, which consists primarily of NJR Home Services (NJRHS), the company’s appliance service subsidiary, improved slightly in the first quarter of fiscal 2012. Revenue for NJRHS in the first quarter of fiscal 2012 was $8.4 million, a 12 percent increase over the same period last year. These improved results were due primarily to growth in its backup generator business, equipment sales and solar installations, as well as the continued growth of its Premier Heating and Cooling Plans. NJRHS serves over 130,000 customers.

•	Share Repurchase Update

NJR purchased 83,600 shares of common stock under its share repurchase plan during the first quarter of fiscal 2012 at a cost of $3.7 million. The plan authorizes NJR to purchase its shares on the open market or in negotiated transactions, based on market and other financial conditions. Since its inception in September 1996, NJR has invested nearly $222 million to repurchase 7.4 million shares at a split-adjusted, average price of $30.10. Approximately 1.4 million shares remain authorized for purchase under the repurchase plan.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2012 FIRST-QUARTER EARNINGS; ISSUES FISCAL 2012 EARNINGS GUIDANCE

Webcast Information

NJR will host a live webcast to discuss its financial results today at 9 a.m. ET. A few minutes prior to the webcast, go to www.njresources.com and select “Investor Relations,” then scroll down to the “Events & Presentations” section and click on the webcast link.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, weather and economic conditions; demographic changes in NJNG’s service territory and their effect on NJNG customer growth; volatility of natural gas and other commodity prices and their impact on NJNG customer usage, NJNG’s incentive programs, NJRES’ operations and on NJR’s risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to NJR; the impact of volatility in the credit markets; the ability to comply with debt covenants; the impact to the asset values and resulting higher costs and funding obligations of NJR’s pension and postemployment benefit plans as a result of downturns in the financial markets, and impacts associated with the Patient Protection and Affordable Care Act; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties, liquidity in the wholesale energy trading market and the company’s ability to recover all of NJRES’ funds in the MF Global liquidation proceedings; the ability to obtain governmental approvals and/or financing for the construction, development and operation of certain non-regulated energy investments; risks associated with the management of NJR’s joint ventures and partnerships; risks associated with our investments in solar energy projects, including the availability of regulatory and tax incentives, logistical risks and potential delays related to construction, permitting, regulatory approvals and electric grid interconnection, the availability of viable projects, NJR’s eligibility for Investment Tax Credits (ITCs) and the future market for Solar Renewable Energy Certificates (SRECs); timing of qualifying for ITCs due to delays or failures to complete planned solar energy projects and the resulting effect on our effective tax rate and earnings; the level and rate at which NJNG’s costs and expenses are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; operating risks incidental to handling, storing, transporting and providing customers with natural gas; risks related to our employee workforce; the regulatory and pricing policies of federal and state regulatory agencies; the costs of compliance with the proposed regulatory framework for over-the-counter derivatives; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; risks related to changes in accounting standards; the disallowance of recovery of environmental-related expenditures and other regulatory changes; environmental-related and other litigation and other uncertainties; and the impact of natural disasters, terrorist activities, and other extreme events. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. More detailed information about these factors is set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission (SEC) including its most recent Form 10-K.

Non-GAAP Financial Information

This press release includes the non-GAAP measures net financial earnings (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2012 FIRST-QUARTER EARNINGS; ISSUES FISCAL 2012 EARNINGS GUIDANCE

financial measures calculated and reported in accordance with GAAP, can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP.

Net financial earnings (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently as opposed to when the planned transaction ultimately is settled. NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Natural gas costs, sales and other taxes and regulatory rider expenses are passed through to customers and therefore have no effect on gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources, a Fortune 1000 company, provides safe and reliable natural gas and renewable energy services, including transportation, distribution and asset management in states from the Gulf Coast to the New England regions, including the Mid-Continent region, the West Coast and Canada, while investing in and maintaining an extensive infrastructure to support future growth. With $3 billion in annual revenues, NJR safely and reliably operates and maintains 6,800 miles of natural gas transportation and distribution infrastructure to serve nearly half a million customers; develops and manages a diverse portfolio of 3.2 Bcf/day of firm transportation and over 62 Bcf of firm storage capacity; offers low-carbon, clean energy solutions through its commercial and residential solar programs and provides appliance installation, repair and contract service to nearly 150,000 homes and businesses. Additionally, NJR holds investments in midstream assets through equity partnerships including Steckman Ridge and Iroquois. Through Conserve to Preserve®, NJR is helping customers save energy and money by promoting conservation and encouraging efficiency. For more information about NJR, visit www.njresources.com.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2012 FIRST-QUARTER EARNINGS; ISSUES FISCAL 2012 EARNINGS GUIDANCE

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

NEW JERSEY RESOURCES

A reconciliation of Net income at NJR to Net financial earnings, is as follows:

	Three Months Ended December 31,
(Thousands)	2011	2010
Net income	$57,357	$24,509
Add:
Unrealized (gain) loss on derivative instruments and related transactions, net of taxes	(17,372)	34,404
Effects of economic hedging related to natural gas, net of taxes	5,323	(29,783)

Net financial earnings	$45,308	$29,130

Weighted Average Shares Outstanding
Basic	41,434	41,280
Diluted	41,651	41,510

Basic net financial earnings per share	$1.09	$0.71

NJR ENERGY SERVICES

The following table is a computation of Financial margin at Energy Services:

	Three Months Ended December 31,
(Thousands)	2011	2010
Operating revenues	$442,000	$430,774
Less: Gas purchases	406,763	429,315
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(27,661)	54,407
Effects of economic hedging related to natural gas inventory	8,418	(47,101)

Financial margin	$15,994	$8,765

A reconciliation of Operating income at Energy Services, the closest GAAP financial measurement, to Financial margin is as follows:

	Three Months Ended December 31,
(Thousands)	2011	2010
Operating income (loss)	$31,530	$(2,022)
Add:
Operation and maintenance expense	3,341	3,171
Depreciation and amortization	16	16
Other taxes	350	294

Subtotal – Gross margin	35,237	1,459
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(27,661)	54,407
Effects of economic hedging related to natural gas inventory	8,418	(47,101)

Financial margin	$15,994	$8,765

A reconciliation of Energy Services Net income to Net financial earnings, is as follows:

	Three Months Ended December 31,
(Thousands)	2011	2010
Net income (loss)	$19,783	$(1,452)
Add:
Unrealized (gain) loss on derivative instruments and related transactions, net of taxes	(17,491)	34,402
Effects of economic hedging related to natural gas, net of taxes	5,323	(29,783)

Net financial earnings	$7,615	$3,167

NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2012 FIRST-QUARTER EARNINGS; ISSUES FISCAL 2012 EARNINGS GUIDANCE

NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,
(Thousands, except per share data)	2011	2010
OPERATING REVENUES
Utility	$191,374	$290,676
Nonutility	451,037	422,476

Total operating revenues	642,411	713,152

OPERATING EXPENSES
Gas purchases
Utility	85,630	160,449
Nonutility	406,417	429,247
Operation and maintenance	38,945	37,416
Regulatory rider expenses	12,543	16,698
Depreciation and amortization	9,600	8,454
Energy and other taxes	14,058	20,625

Total operating expenses	567,193	672,889

OPERATING INCOME	75,218	40,263
Other income	527	445
Interest expense, net	5,005	5,263

INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	70,740	35,445
Income tax provision	16,037	13,853
Equity in earnings of affiliates	2,654	2,917

NET INCOME	$57,357	$24,509

EARNINGS PER COMMON SHARE
BASIC	$1.38	$0.59
DILUTED	$1.38	$0.59

DIVIDENDS PER COMMON SHARE	$0.38	$0.36

AVERAGE SHARES OUTSTANDING
BASIC	41,434	41,280
DILUTED	41,651	41,510

NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2012 FIRST-QUARTER EARNINGS; ISSUES FISCAL 2012 EARNINGS GUIDANCE

NEW JERSEY RESOURCES

	Three Months Ended December 31,
(Thousands, except per share data)	2011	2010
Operating Revenues
Natural Gas Distribution	$191,374	$290,676
Energy Services	442,000	430,774
Clean Energy Ventures	380	—
Energy Holdings	—	—
Retail and Other	9,031	8,126

Sub-total	642,785	729,576
Eliminations	(374)	(16,424)

Total	$642,411	$713,152

Operating Income (Loss)
Natural Gas Distribution	$44,983	$42,669
Energy Services	31,530	(2,022)
Clean Energy Ventures	(1,932)	(581)
Energy Holdings	(133)	(143)
Retail and Other	(224)	(587)

Sub-total	74,224	39,336
Eliminations	994	927

Total	$75,218	$40,263

Equity in Earnings of Affiliates
Energy Holdings	$3,615	$3,620
Eliminations	(961)	(703)

Total	$2,654	$2,917

Net Income (Loss)
Natural Gas Distribution	$25,974	$24,356
Energy Services	19,783	(1,452)
Clean Energy Ventures	10,097	54
Energy Holdings	1,783	1,713
Retail and Other	(146)	(160)

Sub-total	57,491	24,511
Eliminations	(134)	(2)

Total	$57,357	$24,509

Net Financial Earnings (Loss)
Natural Gas Distribution	$25,974	$24,356
Energy Services	7,615	3,167
Clean Energy Ventures	10,097	54
Energy Holdings	1,783	1,713
Retail and Other	(146)	(160)

Sub-total	45,323	29,130
Eliminations	(15)	—

Total	$45,308	$29,130

Throughput (Bcf)
NJNG, Core Customers	17.7	21.8
NJNG, Off System/Capacity Management	25.6	27.3
NJRES Fuel Mgmt. and Wholesale Sales	123.8	109.6

Total	167.1	158.7

Common Stock Data
Yield at December 31	3.1%	3.3%
Market Price
High	$50.48	$44.10
Low	$40.10	$38.94
Close at December 31	$49.20	$43.11
Shares Out. at December 31	41,434	41,361
Market Cap. at December 31	$2,038,553	$1,783,073

NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2012 FIRST-QUARTER EARNINGS; ISSUES FISCAL 2012 EARNINGS GUIDANCE

NATURAL GAS DISTRIBUTION

(Unaudited)	Three Months Ended December 31,
(Thousands, except customer & weather data)	2011	2010
Utility Gross Margin
Operating revenues	$191,374	$290,676
Less:
Gas purchases	86,487	177,651
Energy and other taxes	11,883	18,482
Regulatory rider expense	12,543	16,698

Total Utility Gross Margin	$80,461	$77,845

Utility Gross Margin, Operating Income and Net Income
Residential	$51,230	$50,846
Commercial, Industrial & Other	13,110	12,990
Firm Transportation	13,180	11,195

Total Firm Margin	77,520	75,031
Interruptible	102	90

Total System Margin	77,622	75,121
Off System/Capacity Management/FRM/Storage Incentive	2,839	2,724

Total Utility Gross Margin	80,461	77,845
Operation and maintenance expense	25,940	25,874
Depreciation and amortization	8,632	8,223
Other taxes not reflected in gross margin	906	1,079

Operating Income	$44,983	$42,669

Net Income	$25,974	$24,356

Throughput (Bcf)
Residential	10.2	13.7
Commercial, Industrial & Other	2.0	2.7
Firm Transportation	3.4	4.0

Total Firm Throughput	15.6	20.4
Interruptible	2.1	1.4

Total System Throughput	17.7	21.8
Off System/Capacity Management	25.6	27.3

Total Throughput	43.3	49.1

Customers
Residential	428,256	434,967
Commercial, Industrial & Other	26,877	27,537
Firm Transportation	42,580	30,934

Total Firm Customers	497,713	493,438
Interruptible	42	42

Total System Customers	497,755	493,480
Off System/Capacity Management*	41	42

Total Customers	497,796	493,522

* The number of customers represents those active during the last month of the period.

Degree Days
Actual	1,326	1,763
Normal	1,651	1,636

Percent of Normal	80.3%	107.8%

NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2012 FIRST-QUARTER EARNINGS; ISSUES FISCAL 2012 EARNINGS GUIDANCE

ENERGY SERVICES

(Unaudited)	Three Months Ended December 31,
(Thousands, except customer and megawatt)	2011	2010
Operating Income
Operating Revenues	$442,000	$430,774
Gas Purchases	406,763	429,315

Gross Margin	35,237	1,459
Operation and maintenance expense	3,341	3,171
Depreciation and amortization	16	16
Energy and other taxes	350	294

Operating Income (Loss)	$31,530	$(2,022)

Net Income (Loss)	$19,783	$(1,452)

Financial Margin	$15,994	$8,765

Net Financial Earnings	$7,615	$3,167

Gas Sold and Managed (Bcf)	123.8	109.6

CLEAN ENERGY VENTURES

Operating Revenues	$380	$—

Operating (Loss)	$(1,932)	$(581)

Income Tax Benefit	$12,171	$639

Net Income	$10,097	$54

Solar Renewable Energy Certificates Generated	989	—

Solar Renewable Energy Certificates Sold	1,323	—

Megawatts Installed	21.2	—

Megawatts Under Construction	0.425	2

ENERGY HOLDINGS

Equity in Earnings of Affiliates	$3,615	$3,620

Operation and Maintenance	$118	$142

Interest Expense	$714	$808

Net Income	$1,783	$1,713

RETAIL AND OTHER

Operating Revenues	$9,031	$8,126

Operating (Loss)	$(224)	$(587)

Net (Loss)	$(146)	$(160)

Total Customers at December 31,	130,430	133,007